Execution Copy

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
VERSADIAL, INC., Plaintiff, -against- FURSA MASTER GLOBAL EVENT DRIVEN FUND, LP, FURSA ALTERNATIVE STRATEGIES, LLC and MICHAEL HAWTHORNE, Defendants.	Index No. 08-603472

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

This Settlement and Mutual Release Agreement (this "Agreement"), dated as of March 3, 2009 (the "Effective Date"), is entered into by Versadial, Inc. ("Versadial" or the "Plaintiff"), Geoffrey Donaldson ("Donaldson") and Matthew Harriton ("Harriton", and together with Donaldson, the "Versadial Principals" or the "Plaintiff's Principals") and FURSA Master Global Event Driven Fund, L.P. ("FURSA Master"), FURSA Alternative Strategies, LLC ("FURSA Alternative", and together with FURSA Master, "FURSA") and Michael Hawthorne ("Hawthorne", and together with FURSA, the "Defendants", and the Defendants together with the Plaintiff, the "Litigation Parties", and the Litigation Parties together with the Plaintiff's Principals, the "Parties").

RECITALS

WHEREAS, on or about November 25, 2008, the Plaintiff commenced the above-captioned lawsuit (the "Lawsuit") against the Defendants by filing a complaint in the Supreme Court of the State of New York, County of New York, Index No. 08-603472;

WHEREAS, the Defendants have various claims and counterclaims that they could allege against the Plaintiff and the Plaintiff's Principals;

WHEREAS, the Plaintiff's Principals have various claims that they could allege against the Defendants;

WHEREAS, due to the ongoing settlement negotiations, and by stipulation of the Litigation Parties, the Defendants have not answered or otherwise responded to the Complaint;

WHEREAS, on the Effective Date, and simultaneously with the Parties' entrance into this Agreement, FURSA Master and Versadial entered into that certain binding term sheet (the "Term Sheet"), which requires, among other things, that the Parties enter into this Agreement as a condition precedent to the effectiveness thereto;

NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth in this Agreement, the Parties hereby agree as follows:

A.           TERMS OF SETTLEMENT

1.	The Parties agree to act in accordance with the specific terms of this Agreement.

B.           MUTUAL RELEASES

1.	Definitions.

a.	With respect to Versadial and the Versadial Principals:

i.           The term "Versadial Releasors" shall mean each of (A) Versadial and its predecessors, successors, assigns, current and former affiliates and subsidiaries, each of their respective agents and anyone claiming by or through any of the foregoing persons, and (B) the Versadial Principals and each of their respective heirs, agents and anyone claiming by or through any of the foregoing persons.

ii.           The term "Versadial Releasees" shall mean each of (A) Versadial and its predecessors, successors and assigns, (B) Versadial's affiliates and their predecessors, successors and assigns, (C) any current and former managers, members, shareholders, partners (limited or general), directors (except for Hawthorne), officers, employees, agents and advisers, including all such persons' heirs and assigns, of Versadial, its affiliates and each of their respective predecessors, successors and assigns, and (D) the Versadial Principals and each of their respective heirs, agents and anyone claiming by or through any of the foregoing persons.

b.	With respect to FURSA:

i.           The term "FURSA Releasors" shall mean each of FURSA Master and FURSA Alternative and their respective predecessors, successors, assigns, current and former affiliates and subsidiaries, and each of their respective agents and anyone claiming by or through any of the foregoing persons.

ii.           The term "FURSA Releasees" shall mean each of (A) FURSA Master and FURSA Alternative and their respective predecessors, successors and assigns, (B) FURSA Master's and FURSA Alternative's affiliates, and their respective predecessors, successors and assigns and (C) any current and former managers, members, shareholders, partners (limited or general), directors, officers, employees, agents and advisers, including all such persons' heirs and assigns, of FURSA Master and FURSA Alternative, their respective affiliates and each of their respective predecessors, successors and assigns.

c.	With respect to Hawthorne:

i.           The terms "Hawthorne Releasors" (together with the FURSA Releasors, the "Defendant Releasors") and "Hawthorne Releasees" (together with the FURSA Releasees, the "Defendant Releasees") shall mean Hawthorne and his heirs, agents and anyone claiming by or through any of the foregoing persons.

2.	Comprehensive Release of Liability.

a.           Subject to Section B(2)(b) below, the Parties agree as follows ((i) and (ii), together, the "Releases"):

i.
The Versadial Releasors agree to forever release, waive and discharge all claims, actions, suits, causes of action, demands, debts, and liabilities, whether direct or derivative, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, known or unknown, foreseen or unforeseen, now existing or hereafter arising, in law, equity or otherwise against any and all of the Defendant Releasees that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the date of execution of this Agreement (collectively, the "Versadial Claims") including, without limitation, any and all Versadial Claims (A) related to, arising out of the facts alleged in, or asserted by Versadial in, the Lawsuit and (B) related to or arising out of that certain letter from FURSA Master to Versadial, dated November 26, 2007, and all subsequent correspondence and documentation entered into in connection with the subject matter of such letter (collectively, the "Letter").

ii.
The Defendant Releasors agree to forever release, waive and discharge all claims, actions, suits, causes of action, demands, debts, and liabilities, whether direct or derivative, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, known or unknown, foreseen or unforeseen, now existing or hereafter arising, in law, equity or otherwise against any and all of the Versadial Releasees that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the date of execution of this Agreement (collectively, the "Defendant Claims") including, without limitation, any and all Defendant Claims (A) relating to, arising out of the facts alleged in, or asserted by Versadial in, the Lawsuit and (B) related to or arising out of the Letter.

b.
Notwithstanding the foregoing Section B(2)(a), the Parties agree and acknowledge that nothing in this Agreement shall be construed to release any rights, liabilities or obligations of a Party incurred (i) in connection with this Agreement, the Term Sheet, the Advances Agreement (as such term is defined in the Term Sheet) or the Loan Documents (as such term is defined in the Term Sheet), including, without limitation, the Convertible Note (as such term is defined in the Term Sheet), (ii) in connection with that certain Securities Purchase Agreement (the "SPA"), dated as of August 9, 2006, by and between Versadial, Mellon HBV Master U.S. Event Driven Fund, L.P. and Mellon HBV Master Global Event Driven Fund, L.P., (iii) in connection with the warrants held by the Defendants to purchase common stock of Versadial or (iv) after the Effective Date.  For the purposes of clarity, and without limiting the intent or the language of this Section (B)(2)(b), after the Effective Date, unless otherwise expressly agreed, (A) Versadial and its board of directors shall continue to owe to the Defendants, as its shareholders, and to FURSA Master, as its senior secured creditor, the standard duties and obligations owed by such a corporation to shareholders and creditors of such respective sizes, and priority, (B) Versadial shall continue to owe to FURSA such duties and obligations as are provided under the SPA and the Loan Documents, including, without limitation, the Convertible Note, and (C) FURSA shall continue to owe to Versadial such duties and obligations as are provided under the Loan Documents, and the duties and obligations described in (A), (B) and (C) above shall not be affected by the terms and conditions of this Agreement.

c.	Within five business days of the Effective Date, Versadial shall file a Stipulation of Voluntary Discontinuance, with prejudice, pursuant to CPLR 3217(a) and (c).

C.           INDEMNIFICATION

1.           In further consideration of the agreements, covenants and releases set forth herein, the Plaintiff hereby agrees to indemnify, defend and hold harmless the Defendants from any and all claims, liabilities, losses (including, without limitation, reasonable attorney's fees and expenses), demands, actions and causes of action of whatsoever nature or character that may have been, or that may hereafter be, asserted by any person or entity claiming by, through or under such Defendant arising out of, or relating to, the Versadial Claims.

D.           GENERAL PROVISIONS

1.           No Admission Of Liability. Each Party acknowledges that he or it expressly understands that this Agreement and the settlement it represents (a) are entered into solely for the purpose of avoiding any possible future expenses, burdens, risks or distraction of litigation, (b) in no way constitute an admission by any Party hereto of any liability or wrongdoing of any kind to any other Party and (c) may be asserted by any Party as an absolute and final bar to any claim, cause of action or suit now pending or hereafter brought by any other Party, or any other person or entity claiming by, under or through any other Party, which is based on any of the matters released hereby.  In this connection, the Defendants specifically deny any liability in connection with the claims asserted in the Lawsuit.

2.           No Tax Or Legal Advice Provided. Each Party acknowledges, understands and agrees that (a) no other Party is providing any tax, accounting or legal advice to it and that none of the other Parties makes any representation regarding tax obligations or consequences related to or arising from this Agreement and (b) such Party assumes sole liability and responsibility for his or its federal, state and/or local tax obligations or consequences that may arise from or relate to this Agreement and that he or it will not seek any indemnification from or otherwise seek to impose any liability on any other Party in regard thereto.

3.           Representations And Warranties. The Plaintiff represents and warrants that it is the sole owner of all claims, rights, demands and causes of action that it asserted in the Lawsuit or is relinquishing by executing this Agreement and that no other person or entity has any interest in such claims, rights, demands and causes of action.

4.           Binding Agreement. This Agreement shall be binding on and inure to the benefit of the Parties and their heirs, legatees, executors, personal representatives, administrators, successors and assigns.

5.           Consideration.  Each Party acknowledges, warrants and agrees that, with respect to this Agreement, adequate consideration was exchanged and supplied by all of the Parties.

6.           Joint Efforts. This Agreement has been prepared by the joint efforts of the respective attorneys for each of the Parties.  Each Party acknowledges that he or it has carefully read this Agreement, that this Agreement expresses the entire agreement between or among the Parties concerning the subjects it purports to cover and that each Party has executed this instrument freely and of his or its own accord.  The Parties further agree that this Agreement shall not be strictly construed against any Party hereto.

7.           Attorneys' Fees, Costs And Expenses.  Each Litigation Party shall bear all of his or its own attorneys' fees, costs and expenses incurred in connection with the Lawsuit, and each Party shall bear all of his or its own attorneys' fees, costs and expenses incurred in connection with the negotiation, execution and delivery of this Agreement.

8.           Additional Documents.  The Parties or their respective counsel shall execute all such further and additional documents that shall be reasonable, convenient or necessary to carry out the provisions and intent of this Agreement.

9.           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute but one and the same instrument.  A signature of a Party transmitted to any other Party by such Party by facsimile, PDF or other agreed upon electronic means shall constitute the original signature of such Party for all purposes.

10.           Entire Agreement; Amendment.  This Agreement constitutes the full, complete and entire understanding, agreement and arrangement of and between or among the Parties with respect to the subject matter hereof, including, without limitation, the Lawsuit, and supersedes any and all prior oral and written understandings, agreements and arrangements between them. There are no other agreements, covenants, promises or arrangements between the Parties relating to the subject matter of this Agreement other than those set forth or incorporated herein.  There is no other consideration for this Agreement other than the consideration set forth in this Agreement.  No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by all of the Parties.

11.           No Waiver.  No waiver of any provision of this Agreement shall be valid unless it is in a writing that specifically states that it is a waiver under this Agreement that is signed by the Party against whom that waiver is sought to be enforced.  No failure or delay on the part of any Party in exercising any right, power or privilege hereunder, and no course of dealing between or among the Parties, shall operate as a waiver of any right, power or privilege hereunder.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  No notice to or demand on any Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances (unless otherwise required hereunder) or constitute a waiver of the rights of any Party to any other or further action in any circumstances without notice or demand.

12.           Controlling Law.  This Agreement and the rights and obligations of the Parties shall be interpreted, construed and enforced in accordance with the substantive laws of the State of New York, without regard to New York's principles of conflicts of law.

13.           Exclusive Jurisdiction; Venue.  Any action to interpret or enforce this Agreement shall be brought only in either the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York, if that court has subject matter jurisdiction over the dispute.  With respect to any such suit, action or proceeding commenced in either the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York, the Parties hereby irrevocably waive any objection that they may now or hereafter have regarding (a) the laying of venue in either such court, (b) the exercise of personal jurisdiction by either such court and (b) the convenience of either such forum.

14.           Headings.  The headings and titles to the various sections of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

15.           Representation By And Consultation With Counsel.  Each of the Litigation Parties represents and warrants that he or it has been represented by counsel of his or its own choosing in connection with the Lawsuit.  Each of the Parties represents and warrants that he or it has been represented by counsel of his or its own choosing in connection with the negotiation and execution of this Agreement, and that he or it has had a reasonable and sufficient opportunity to consult with such counsel to the extent he or it desires before executing this Agreement.

16.           No Reliance.  No Party has relied on or been induced to execute this Agreement by any statements, representations, agreements or promises, oral or written, made by any other Party, their agents, employees, servants or attorneys, or anyone else, other than the statements expressly written in this Agreement.  The purpose of this Agreement being to end and/or avoid all litigation between the Plaintiff and the Plaintiff's Principals, on the one hand, and the Defendants, on the other hand, individually and collectively with respect to each Party, and to reserve only limited and specific potential claims going forward, if any, based solely on future conduct, the Parties expressly deny and waive any claims of actual, constructive or statutory fraud or fraudulent inducement with regard to this Agreement.

17.           Authority To Bind. Each individual signing this Agreement on behalf of a Party represents and warrants that he is authorized to execute this Agreement on behalf of such Party and binds such Party to the terms of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

VERSADIAL, INC.

/s/ Geoffrey Donaldson
Name: Geoffrey Donaldson
Title: CEO

GEOFFREY DONALDSON
/s/ Geoffrey Donaldson
Geoffrey Donaldson

MATTHEW HARRITON
/s/ Matthew Harriton
Matthew Harriton

FURSA MASTER GLOBAL EVENT DRIVEN FUND, L.P.
/s/ William F. Harley III
Name: William F. Harley III
Title: President

FURSA ALTERNATIVE STRATEGIES, LLC
/s/ William F. Harley III
Name: William F. Harley III
Title: President

MICHAEL HAWTHORNE
/s/ Michael Hawthorne
Michael Hawthorne